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                                                                    Exhibit 3.25

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  GAMECO, INC.

                Pursuant to Sections 228 and 242 of the General
                    Corporation Law of the State of Delaware

         Gameco, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: Article FIRST of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and there is substituted therefor the following:

                "FIRST: The name of the Corporation is Jacobs Entertainment,
Inc."

         SECOND: The amendment to the Certificate of Incorporation of the Corporation effected hereby has been proposed and deemed advisable by each member of the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 228 and 242 of the General Corporation Law of the State of Delaware.



                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 04:00 PM 06/07/2002
                                                        020368594 - 3381655

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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Secretary as of this 7th day of June, 2002.


                                         GAMECO, INC.



                                         /s/ Jeffrey P. Jacobs
                                         ------------------------------
                                         Jeffrey P. Jacobs, Secretary